Exhibit 99.1
Ichor Holdings, Ltd. Announces Fourth Quarter and Fiscal Year 2024 Financial Results
FREMONT, Calif., February 4, 2025–Ichor Holdings, Ltd. (NASDAQ: ICHR), a leader in the design, engineering, and manufacturing of critical fluid delivery subsystems and components for semiconductor capital equipment, today announced fourth quarter and fiscal year 2024 financial results.
Fourth quarter 2024 highlights:
•Revenues of $233 million, at the upper end of our guidance range communicated in November;
•Gross margin of 11.6% on a GAAP basis and 12.0% on a non‑GAAP basis; and
•Earnings (loss) per share of $(0.12) on a GAAP basis and $0.08 on a non-GAAP basis.

Fiscal year 2024 highlights:
•Revenues of $849 million, up 5% year-over-year;
•Gross margin of 12.2% on a GAAP basis and 12.7% on a non‑GAAP basis; and
•Earnings (loss) per share of $(0.64) on a GAAP basis and $0.18 on a non-GAAP basis.

“We are pleased to report that the strengthening customer demand environment resulted in over 10% sequential revenue growth in Q4, and another quarter of growth expected for Q1,” commented Jeff Andreson, Ichor’s CEO. “With our revenue run rate up significantly from prior levels, our gross margin performance for Q4 was affected by cost headwinds ramping our direct labor force as well as one-time inventory charges and less favorable product and customer mix. While we expect some of these factors will continue to some degree into Q1, the vast majority of cost headwinds were unique to the fourth quarter and we expect significant gross margin improvement ahead for 2025. The customer demand profile has continued to strengthen year-to-date, indicating expectations for a continued robust business environment for leading edge foundry and logic investments, and the beginning of a recovery in overall memory investments, leading us to be confident in Ichor’s ability to outgrow WFE in 2025 and demonstrate significant gross margin and earnings leverage.”

	Q4 2024	Q3 2024	Q4 2023	FY2024	FY2023
	(dollars in thousands, except per share amounts)
U.S. GAAP Financial Results:
Net sales	$233,291	$211,139	$203,481	$849,040	$811,120
Gross margin	11.6%	13.2%	10.0%	12.2%	12.7%
Operating margin	(0.5)%	(0.2)%	(3.9)%	(0.9)%	(1.3)%
Net loss	$(3,943)	$(2,776)	$(11,899)	$(20,820)	$(42,985)
Diluted EPS	$(0.12)	$(0.08)	$(0.40)	$(0.64)	$(1.47)

	Q4 2024	Q3 2024	Q4 2023	FY2024	FY2023
	(dollars in thousands, except per share amounts)
Non-GAAP Financial Results:
Gross margin	12.0%	13.6%	10.4%	12.7%	13.4%
Operating margin	2.4%	3.0%	0.0%	2.2%	2.9%
Net income (loss)	$2,761	$4,020	$(1,675)	$5,888	$12,257
Diluted EPS	$0.08	$0.12	$(0.06)	$0.18	$0.42

U.S. GAAP Financial Results Overview
For the fourth quarter of 2024, revenue was $233.3 million, net loss was $(3.9) million, and net loss per diluted share (“diluted EPS”) was $(0.12). This compares to revenue of $211.1 million and $203.5 million, net loss of $(2.8) million and $(11.9) million, and diluted EPS of $(0.08) and $(0.40), for the third quarter of 2024 and fourth quarter of 2023, respectively.
For 2024, revenue was $849.0 million, net loss was $(20.8) million, and diluted EPS was $(0.64). This compares to revenue of $811.1 million, net loss of $(43.0) million, and diluted EPS of $(1.47) for 2023.

Non-GAAP Financial Results Overview
For the fourth quarter of 2024, non-GAAP net income was $2.8 million and non-GAAP diluted EPS was $0.08. This compares to non-GAAP net income (loss) of $4.0 million and $(1.7) million, and non-GAAP diluted EPS of $0.12 and $(0.06), for the third quarter of 2024 and fourth quarter of 2023, respectively.
For 2024, non-GAAP net income was $5.9 million and non-GAAP diluted EPS was $0.18. This compares to non-GAAP net income of $12.3 million, and non-GAAP diluted EPS of $0.42 for 2023.

First Quarter 2025 Financial Outlook
For the first quarter of 2025, we expect the following:

	Low-End	Mid-Point	High-End
Revenue	$235 million	$245 million	$255 million
GAAP diluted EPS	$0.04	$0.10	$0.16
Non-GAAP diluted EPS	$0.20	$0.26	$0.32
This outlook for non‑GAAP diluted EPS excludes amortization of intangible assets of approximately $2.1 million and share-based compensation expense of approximately $4.4 million, as well as the related income tax effects. Non-GAAP diluted EPS should be considered in addition to, but not as a substitute for, our financial information presented in accordance with GAAP.

Balance Sheet and Cash Flow Results
We ended the fourth quarter of 2024 with cash and cash equivalents of $108.7 million, a decrease of $7.8 million from the prior quarter and an increase of $28.7 million from the prior year ended December 29, 2023.
The decrease of $7.8 million in the fourth quarter of 2024 was primarily due to capital expenditures of $4.4 million, net cash used in operating activities of $2.5 million, and net payments on our credit facilities of $1.9 million, partially offset by net cash received from share-based compensation of $1.0 million.
The increase of $28.7 million during the twelve months ended December 27, 2024 was primarily due to net proceeds of $136.7 million from our issuance of 3.8 million ordinary shares in March 2024 in connection with an underwritten public offering, net cash provided by operating activities of $27.9 million, and net cash received from share-based compensation of $2.4 million, partially offset by net payments on credit facilities of $120.6 million and capital expenditures of $17.6 million.
Our cash used in operating activities of $2.5 million for the fourth quarter of 2024 consisted of an increase in our net operating assets and liabilities of $10.7 million and net loss of $3.9 million, partially offset by net non-cash charges of $12.1 million, consisting primarily of depreciation and amortization of $8.0 million and share-based compensation expense of $4.6 million.
Our cash provided by operating activities of $27.9 million for the twelve months ended December 27, 2024 consisted of net non-cash charges of $46.0 million, consisting primarily of depreciation and amortization of $30.7 million and share-based compensation expense of $15.6 million, and a decrease in our net operating assets and liabilities of $2.7 million, partially offset by net loss of $20.8 million.
The increase in our net operating assets and liabilities of $10.7 million during the fourth quarter of 2024 was primarily due to an increase in inventories of $10.7 million, an increase in accounts receivable of $2.5 million, and a decrease in accrued and other liabilities of $3.1 million, partially offset by an increase in accounts payable of $6.4 million.
The decrease in our net operating assets and liabilities of $2.7 million during the twelve months ended December 27, 2024 was primarily due to an increase in accounts payable of $29.1 million and a decrease in prepaid expenses and other assets of $2.3 million, partially offset by an increase in accounts receivable of $19.9 million, a decrease in accrued and other liabilities of $4.6 million, and an increase in inventories of $4.2 million.

Use of Non-GAAP Financial Results
In addition to U.S. GAAP ("GAAP") results, this press release also contains non-GAAP financial results, including non‑GAAP gross profit, non‑GAAP operating income, non‑GAAP net income (loss), non‑GAAP diluted EPS, and free cash flow. Management uses non-GAAP metrics to evaluate our operating and financial results. We believe the presentation of non-GAAP results is useful to investors for analyzing business trends and comparing performance to prior periods, along with enhancing investors’ ability to view our results from management’s perspective. Non-GAAP gross profit, operating income, and net income are defined as: gross profit, operating income (loss), or net income (loss), respectively, excluding (1) amortization of intangible assets, share-based compensation expense, and discrete or infrequent charges and gains that are outside of normal business operations, including transaction-related costs, contract and legal settlement gains and losses, facility shutdown costs, and severance costs associated with reduction-in-force programs, to the extent they are present in gross profit, operating income (loss), and net income (loss), respectively; and (2) the tax impacts associated with these non-GAAP adjustments, as well as non-recurring discrete tax items, including the impact of deferred tax asset valuation allowances. All non-GAAP adjustments are presented on a gross basis; the related income tax effects, including current and deferred income tax expense, are included in the adjustment line under the heading "Tax adjustments related to non-GAAP adjustments." Non-GAAP diluted EPS is defined as non-GAAP net income divided by weighted average diluted ordinary shares outstanding during the period. Non-GAAP gross margin and non-GAAP operating margin are defined as non-GAAP gross profit and non-GAAP operating income, respectively, divided by net sales. Free cash flow is defined as cash provided by or used in operating activities, less capital expenditures. Tables showing these metrics on a GAAP and non-GAAP basis, with reconciliation footnotes thereto, are included at the end of this press release.

Non-GAAP results have limitations as an analytical tool, and you should not consider them in isolation or as a substitute for our results reported under GAAP. Other companies may calculate non-GAAP results differently or may use other measures to evaluate their performance, both of which could reduce the usefulness of our non-GAAP results as a tool for comparison.
Because of these limitations, you should consider non-GAAP results alongside other financial performance measures and results presented in accordance with GAAP. In addition, in evaluating non-GAAP results, you should be aware that in the future we will incur expenses such as those that are the subject of adjustments in deriving non-GAAP results, and you should not infer from our presentation of non-GAAP results that our future results will not be affected by these expenses or other discrete or infrequent charges and gains that are outside of normal business operations.

Conference Call
We will conduct a conference call to discuss our fourth quarter and fiscal year 2024 results and business outlook today at 1:30 p.m. PT.
To listen to a live webcast of the call, please visit our investor relations website at https://ir.ichorsystems.com, or go to the live link at https://www.webcast-eqs.com/register/ichorholdings02042025/en.
To listen via telephone, please call (877) 407‑0989 (domestic) or +1 (201) 389‑0921 (international), conference ID: 13751019. After the call, an on-demand replay will be available at the same webcast link.

About Ichor
We are a leader in the design, engineering and manufacturing of critical fluid delivery subsystems and components primarily for semiconductor capital equipment, as well as other industries such as defense/aerospace and medical. Our primary product offerings include gas and chemical delivery subsystems, collectively known as fluid delivery subsystems, which are key elements of the process tools used in the manufacturing of semiconductor devices. Our gas delivery subsystems deliver, monitor and control precise quantities of the specialized gases used in semiconductor manufacturing processes such as etch and deposition. Our chemical delivery subsystems precisely blend and dispense the reactive liquid chemistries used in semiconductor manufacturing processes such as chemical-mechanical planarization, electroplating, and cleaning. We also provide precision-machined components, weldments, e-beam and laser welded components, precision vacuum and hydrogen brazing, surface treatment technologies, and other proprietary products. We are headquartered in Fremont, CA. https://ir.ichorsystems.com.
We use a 52- or 53-week fiscal year ending on the last Friday in December. The three-month periods ended December 27, 2024, September 27, 2024, and December 29, 2023 were each 13 weeks. References to the fourth quarter of 2024, third quarter of 2024, and fourth quarter of 2023 relate to the three-month periods then ended. Our fiscal years ended December 27, 2024 and December 29, 2023 are each 52 weeks. References to 2024 and 2023 relate to the fiscal years then ended.

Safe Harbor Statement
Certain statements in this release are "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “anticipate,” “believe,” “contemplate,” “designed,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “intend,” “may,” “outlook,” “plan,” “predict,” “project,” “see,” “seek,” “target,” “would” and similar expressions or variations or negatives of these words are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Examples of forward-looking statements include, but are not limited to, statements regarding our outlook for our first fiscal quarter of 2025, statements regarding the current business environment, revenue levels in 2025 and beyond, manufacturers’ investment in water fabrication equipment, our investment in research and development of new products, acquiring new business, and company and industry growth and performance in 2025 and beyond, as well as any other statement that does not directly relate to any historical fact. Such forward-looking statements are based on management’s current expectations about future events as of the date hereof and involve many risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Our actual results and outcomes could differ materially from those included in these forward-looking statements as a result of various factors, including, but not limited to: geopolitical, economic and market conditions, including high inflation, changes to fiscal and monetary policy, high interest rates, currency fluctuations, challenges in the supply chain and any disruptions in the global economy as a result of the conflicts in Ukraine and the Middle East; dependence on expenditures by manufacturers and cyclical downturns in the semiconductor capital equipment industry; reliance on a very small number of original equipment manufacturers ("OEMs") for a significant portion of sales; negotiating leverage held by our customers; competitiveness and rapid evolution of the industries in which we participate; keeping pace with developments in the industries we serve and with technological innovation generally; designing, developing and introducing new products that are accepted by original equipment manufacturers in order to retain our existing customers and obtain new customers; managing our manufacturing and procurement process effectively; defects in our products that could damage our reputation, decrease market acceptance and result in potentially costly litigation; and our dependence on a limited number of suppliers. Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission (the “SEC”), including other risks, relevant factors, and uncertainties identified in the "Risk Factors" section of our Annual Report on Form 10‑K for the year ended December 29, 2023 and any other periodic reports that we may file with the SEC.
All forward-looking statements in this press release are based upon information available to us as of the date hereof, and qualified in their entirety by this cautionary statement. We undertake no obligation to update or revise any forward-looking statements contained herein, whether as a result of actual results, changes in our expectations, future events or developments, or otherwise, except as required by law.
Contact:
Greg Swyt, CFO 510-897-5200
Claire McAdams, IR & Strategic Initiatives 530-265-9899
ir@ichorsystems.com
Source: Ichor Holdings, Ltd.

ICHOR HOLDINGS, LTD.
Consolidated Balance Sheets
(in thousands, except share and per share amounts)
(unaudited)

	December 27, 2024	September 27, 2024	December 29, 2023	September 29, 2023
Assets
Current assets:
Cash and cash equivalents	$108,669	$116,447	$79,955	$75,933
Accounts receivable, net	86,619	84,150	66,721	103,350
Inventories	250,102	239,359	245,885	266,900
Prepaid expenses and other current assets	7,230	7,105	8,804	5,142
Total current assets	452,620	447,061	401,365	451,325
Property and equipment, net	94,867	89,283	92,755	96,240
Operating lease right-of-use assets	44,461	35,136	36,611	36,948
Other noncurrent assets	15,182	14,675	11,912	12,079
Deferred tax assets, net	4,316	3,366	3,148	1,934
Intangible assets, net	48,716	50,979	57,288	60,456
Goodwill	335,402	335,402	335,402	335,402
Total assets	$995,564	$975,902	$938,481	$994,384
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$91,719	$80,963	$60,490	$74,011
Accrued liabilities	15,992	17,338	14,871	16,176
Other current liabilities	8,965	6,899	6,638	8,588
Current portion of long-term debt	7,500	7,500	7,500	7,500
Current portion of lease liabilities	11,494	10,239	9,463	9,393
Total current liabilities	135,670	122,939	98,962	115,668
Long-term debt, less current portion, net	121,023	122,782	241,183	272,942
Lease liabilities, less current portion	34,189	26,090	28,187	28,556
Deferred tax liabilities, net	1,555	1,169	1,169	29
Other non-current liabilities	4,791	5,647	4,303	4,510
Total liabilities	297,228	278,627	373,804	421,705
Shareholders’ equity:
Preferred shares ($0.0001 par value; 20,000,000 shares authorized; zero shares issued and outstanding)	—	—	—	—
Ordinary shares ($0.0001 par value; 200,000,000 shares authorized; 33,859,542, 33,724,917, 29,435,398, and 29,375,388 shares outstanding, respectively; 38,296,981, 38,162,356, 33,872,837, and 33,812,827 shares issued, respectively)	3	3	3	3
Additional paid in capital	606,060	601,056	451,581	447,684
Treasury shares at cost (4,437,439 shares)	(91,578)	(91,578)	(91,578)	(91,578)
Retained earnings	183,851	187,794	204,671	216,570
Total shareholders’ equity	698,336	697,275	564,677	572,679
Total liabilities and shareholders’ equity	$995,564	$975,902	$938,481	$994,384

ICHOR HOLDINGS, LTD.
Consolidated Statement of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended			Year Ended
	December 27, 2024	September 27, 2024	December 29, 2023	December 27, 2024	December 29, 2023
Net sales	$233,291	$211,139	$203,481	$849,040	$811,120
Cost of sales	206,299	183,348	183,136	745,706	707,724
Gross profit	26,992	27,791	20,345	103,334	103,396
Operating expenses:
Research and development	5,850	5,872	5,534	23,018	20,223
Selling, general, and administrative	20,131	20,227	19,601	79,384	79,334
Amortization of intangible assets	2,263	2,077	3,169	8,572	14,734
Total operating expenses	28,244	28,176	28,304	110,974	114,291
Operating loss	(1,252)	(385)	(7,959)	(7,640)	(10,895)
Interest expense, net	1,674	1,638	4,663	9,266	19,379
Other expense, net	272	587	(109)	1,148	804
Loss before income taxes	(3,198)	(2,610)	(12,513)	(18,054)	(31,078)
Income tax expense (benefit)	745	166	(614)	2,766	11,907
Net loss	$(3,943)	$(2,776)	$(11,899)	$(20,820)	$(42,985)
Net loss per share:
Basic	$(0.12)	$(0.08)	$(0.40)	$(0.64)	$(1.47)
Diluted	$(0.12)	$(0.08)	$(0.40)	$(0.64)	$(1.47)
Shares used to compute Net loss per share:
Basic	33,780,298	33,700,246	29,404,548	32,759,896	29,200,796
Diluted	33,780,298	33,700,246	29,404,548	32,759,896	29,200,796

ICHOR HOLDINGS, LTD.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended			Year Ended
	December 27, 2024	September 27, 2024	December 29, 2023	December 27, 2024	December 29, 2023
Cash flows from operating activities:
Net loss	$(3,943)	$(2,776)	$(11,899)	$(20,820)	$(42,985)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	7,976	7,608	8,541	30,744	34,577
Share-based compensation	4,591	4,672	4,672	15,576	17,338
Deferred income taxes	(564)	(263)	(74)	(782)	9,314
Amortization of debt issuance costs	116	117	116	465	465
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	(2,469)	(18,934)	36,629	(19,898)	69,600
Inventories	(10,743)	(7,884)	21,015	(4,217)	37,775
Prepaid expenses and other assets	(717)	1,182	1,594	2,343	10,204
Accounts payable	6,364	22,890	(16,218)	29,110	(50,974)
Accrued liabilities	(1,916)	2,792	(2,660)	929	(9,766)
Other liabilities	(1,183)	(813)	(4,142)	(5,570)	(17,916)
Net cash provided by (used in) operating activities	(2,488)	8,591	37,574	27,880	57,632
Cash flows from investing activities:
Capital expenditures	(4,398)	(6,420)	(2,257)	(17,636)	(15,496)
Net cash used in investing activities	(4,398)	(6,420)	(2,257)	(17,636)	(15,496)
Cash flows from financing activities:
Issuance of ordinary shares, net of fees	—	—	—	136,738	—
Issuance of ordinary shares under share-based compensation plans	2,201	880	1,370	7,800	7,521
Employees' taxes paid upon vesting of restricted share units	(1,218)	(953)	(790)	(5,443)	(3,672)
Repayments on revolving credit facility	—	—	(30,000)	(115,000)	(45,000)
Repayments on term loan	(1,875)	—	(1,875)	(5,625)	(7,500)
Net cash provided by (used in) financing activities	(892)	(73)	(31,295)	18,470	(48,651)
Net increase (decrease) in cash	(7,778)	2,098	4,022	28,714	(6,515)
Cash at beginning of period	116,447	114,349	75,933	79,955	86,470
Cash at end of period	$108,669	$116,447	$79,955	$108,669	$79,955
Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$2,449	$1,665	$5,236	$11,650	$20,368
Cash paid during the period for taxes, net of refunds	$1,529	$352	$25	$3,333	$3,877
Supplemental disclosures of non-cash activities:
Capital expenditures included in accounts payable	$4,961	$569	$625	$4,961	$625
Right-of-use assets obtained in exchange for new operating lease liabilities	$11,747	$2,292	$1,686	$16,418	$4,789

ICHOR HOLDINGS, LTD.
Reconciliation of U.S. GAAP Gross Profit to Non-GAAP Gross Profit
(dollars in thousands)
(unaudited)

	Three Months Ended			Year Ended
	December 27, 2024	September 27, 2024	December 29, 2023	December 27, 2024	December 29, 2023
U.S. GAAP gross profit	$26,992	$27,791	$20,345	$103,334	$103,396
Non-GAAP adjustments:
Share-based compensation	912	955	778	3,360	3,130
Other (1)	—	—	130	908	2,191
Non-GAAP gross profit	$27,904	$28,746	$21,253	$107,602	$108,717
U.S. GAAP gross margin	11.6%	13.2%	10.0%	12.2%	12.7%
Non-GAAP gross margin	12.0%	13.6%	10.4%	12.7%	13.4%
(1)Represents severance costs associated with our global reduction-in-force programs.

ICHOR HOLDINGS, LTD.
Reconciliation of U.S. GAAP Operating Loss to Non-GAAP Operating Income
(dollars in thousands)
(unaudited)

	Three Months Ended			Year Ended
	December 27, 2024	September 27, 2024	December 29, 2023	December 27, 2024	December 29, 2023
U.S. GAAP operating income (loss)	$(1,252)	$(385)	$(7,959)	$(7,640)	$(10,895)
Non-GAAP adjustments:
Amortization of intangible assets	2,263	2,077	3,169	8,572	14,734
Share-based compensation	4,591	4,672	4,672	15,576	17,338
Transaction-related costs (1)	—	—	—	785	—
Other (2)	—	—	181	1,600	2,298
Non-GAAP operating income	$5,602	$6,364	$63	$18,893	$23,475
U.S. GAAP operating margin	(0.5)%	(0.2)%	(3.9)%	(0.9)%	(1.3)%
Non-GAAP operating margin	2.4%	3.0%	0.0%	2.2%	2.9%
(1)Represents transaction-related costs incurred in connection with our acquisitions pipeline.
(2)Represents severance costs associated with our global reduction-in-force programs. Additionally, for the twelve months ended December 27, 2024, the amount includes $0.5 million of costs incurred in connection with exiting and consolidating one of our U.S.-based manufacturing facilities.

ICHOR HOLDINGS, LTD.
Reconciliation of U.S. GAAP Net Loss to Non-GAAP Net Income
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended			Year Ended
	December 27, 2024	September 27, 2024	December 29, 2023	December 27, 2024	December 29, 2023
U.S. GAAP net loss	$(3,943)	$(2,776)	$(11,899)	$(20,820)	$(42,985)
Non-GAAP adjustments:
Amortization of intangible assets	2,263	2,077	3,169	8,572	14,734
Share-based compensation	4,591	4,672	4,672	15,576	17,338
Transaction-related costs (1)	—	—	—	785	—
Other (2)	—	—	181	1,600	2,298
Tax adjustments related to non-GAAP adjustments (3)	(150)	47	2,202	175	9,778
Tax expense from valuation allowance (4)	—	—	—	—	11,094
Non-GAAP net income (loss)	$2,761	$4,020	$(1,675)	$5,888	$12,257
U.S. GAAP diluted EPS	$(0.12)	$(0.08)	$(0.40)	$(0.64)	$(1.47)
Non-GAAP diluted EPS	$0.08	$0.12	$(0.06)	$0.18	$0.42
Shares used to compute non-GAAP diluted EPS	34,025,666	33,986,269	29,404,548	33,135,552	29,514,553
(1)Represents transaction-related costs incurred in connection with our acquisitions pipeline.
(2)Represents severance costs associated with our global reduction-in-force programs. Additionally, for the twelve months ended December 27, 2024, the amount includes $0.5 million of costs incurred in connection with exiting and consolidating one of our U.S.-based manufacturing facilities.
(3)Adjusts GAAP income tax expense for the impact of our non-GAAP adjustments, which are presented on a gross basis. During the second quarter of 2023, we recorded a valuation allowance against our U.S. federal and state deferred tax assets on a GAAP basis. In the first quarter of 2024, we determined that the valuation allowance should be recognized against our U.S. federal and state deferred tax assets on a non-GAAP basis as we were not in a three-year cumulative U.S. income position on a non-GAAP basis. Accordingly, from the first quarter of 2024 and forward, tax expense on a GAAP and non-GAAP basis reflects a valuation allowance against our U.S. federal and state deferred tax assets.
(4)During the second quarter of 2023, we recorded a valuation allowance of $11.1 million against our U.S. federal and state deferred tax assets. The valuation allowance was recorded based on an assessment of available positive and negative evidence, including an estimate of being in a three-year cumulative loss position in the U.S. by the end of 2023, projections of future taxable income, and other quantitative and qualitative information.

ICHOR HOLDINGS, LTD.
Reconciliation of U.S. GAAP Net Cash Provided by Operating Activities to Free Cash Flow
(in thousands)
(unaudited)

	Three Months Ended			Year Ended
	December 27, 2024	September 27, 2024	December 29, 2023	December 27, 2024	December 29, 2023
Net cash provided by (used in) operating activities	$(2,488)	$8,591	$37,574	$27,880	$57,632
Capital expenditures	(4,398)	(6,420)	(2,257)	(17,636)	(15,496)
Free cash flow	$(6,886)	$2,171	$35,317	$10,244	$42,136